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                                                         EXHIBIT 23.01

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos 33-57700 and 33-65084) pertaining to the SSE Telecom, Inc. 1988 Stock Option Plan and SSE Telecom, Inc. 1992 Stock Option Plan and in the Registration Statement (Form S-3 No. 33-57046) of SSE Telecom, Inc. and in the related Prospectuses of our report dated November 10, 1995 in the Registration Statement, with respect to the consolidated financial statements and schedule of SSE Telecom, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1995.


                                                      /s/ Ernst & Young LLP

San Jose, California
December 19, 1995